Profitable Growth and Value Creation June 2016

2 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Forward-Looking Language SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans, objectives, and future success of our store concepts, the implementation of our previously announced restructuring program, and implementation of our program to increase the sales volume and profitability of our existing brands through four previously announced focus areas. These statements may address items such as future sales, gross margin expectations, SG&A expectations, operating margin expectations, planned store openings, closings and expansions, future comparable sales, inventory levels, and future cash needs. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as "expects," "believes," "anticipates," "plans," "estimates," "approximately," "our planning assumptions," "future outlook," and similar expressions. Except for historical information, matters discussed in such oral and written statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic and business conditions, conditions in the specialty retail industry, the availability of quality store sites, the ability to successfully execute our business strategies, the ability to achieve the results of our restructuring program, the ability to achieve the results of our four focus areas, the integration of our new management team, and those described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Form 10-K. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized. Additional Information Chico's FAS, its directors and certain of its executive officers are participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company's 2016 Annual Meeting. The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC. Shareholders can obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies are also available at no charge at the Company's website at www.chicosfas.com, by writing to Chico's FAS at 11215 Metro Parkway, Fort Myers, FL 33966, or by calling the Company's proxy solicitor, Innisfree, toll-free at (877) 825-8971.

3 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel $1,358m 53% $871m 34% $332m 13% Chico’s FAS has a Powerful Portfolio of Brands, Providing a Platform for Profitable Growth and Value Creation One of the most loyal customer bases in the industry: >90% of revenues from loyalty-program customers Leading omni-retail capabilities: differentiated ability to leverage deep customer analytics to maximize profitability Sustained long-term revenue growth, with 6% CAGR from 2010 – 2015 Under the direction of our recently appointed Chief Executive Officer and President, Shelley Broader, Chico’s FAS is executing a new strategic plan Four clear focus areas designed to usher in a new era of profitable growth and value creation Renewed discipline on operating model Powerful, Iconic and Differentiated Brands 1 FY2015 Sales; Excludes Boston Proper. Strong Customer Loyalty, Leading Omni-Retail Capabilities and Sustained Revenue Growth Iconic brand with a cult-like following of loyal customers of women 45 years and older Aspirational and sophisticated styles fill a niche for fashionable women 35 years and older Intimate apparel brand that caters to a vastly underserved intimates market focusing on women 35 years and older Positive Change is Underway 1 1 1

4 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Operational Initiatives On April 25th , announced realignment of Marketing and Digital Commerce functions — Estimated annualized savings of ~$14 million On May 26th, announced three additional initiatives — Estimated incremental annualized savings of $50 to $70 million Estimated aggregate savings of $65 to $85 million — equivalent to 2.6% to 3.3% of LTM revenue — and reflecting significant progress towards achieving our goal of a 10% operating margin Progress in New CEO’s First 180 Days Clearly Demonstrates Company is on Right Track to Enhance Shareholder Value Management Enhancements Eight months ago, the Board appointed Shelley Broader as new CEO and President — Ms. Broader has begun to build out her management team with new leaders who bring skills and expertise to support and accelerate our progress Key new hires in real estate and construction, planning and allocation, legal and human resources, including amongst others: — Susan Lanigan (EVP & General Counsel) — Kristin Oliver (Chief Human Resources Officer) Governance Changes Company-sponsored proposal to declassify the Board over a three-year period — Entire Board would stand for election at the 2019 Annual Meeting Adopted formal policy limiting directors to four public Boards, in addition to Chico’s FAS Board Board Evolution Proposed world-class leaders in our nominees to be added to the Board With the election of Bonnie Brooks and Bill Simon, four of the Company’s nine directors, or almost half the Board, will be new directors added in the past three years

5 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Discussion Agenda I. Chico’s FAS is Successfully Executing on a New Strategy for Profitable Growth and Value Creation II. Chico’s FAS Board has Proactively Taken Action to Enhance Management, Board and Corporate Governance to Drive Value III. Barington’s Misguided Initiatives Would Jeopardize the Company’s Plan to Drive Profitable Growth and Value Creation

6 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Powerful, Differentiated Brands Serving Attractive Consumer Segments 1 % of total sales excludes Boston Proper. Comfortable, relaxed fit and modern style. Accessories coordinate for an individualized, outfitted wardrobe  Founded in 1983 as a store on Florida’s Sanibel Island  Iconic brand with a cult-like following of loyal customers of women 45 years and older  New merchandise initiatives based on online and store testing (e.g. petites)  2015 Sales: $1,358 million (53% of Total Sales)1  604 boutiques across the U.S., Canada and Puerto Rico  117 outlets  46 Chico’s franchise locations in Mexico

7 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Feminine and affordable alternative to designer fashion. Primarily in black and white and seasonal color splashes  Aspirational and sophisticated styles fill a niche for fashionable women 35 years and older  New initiatives include renewed focus on special occasion business and a revived and expanded accessories business  2015 Sales: $871 million (34% of Total Sales)1  434 boutiques across the U.S., Canada and Puerto Rico  71 outlets Powerful, Differentiated Brands Serving Attractive Consumer Segments 1 % of total sales excludes Boston Proper.

8 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel 1 % of total sales excludes Boston Proper. Powerful, Differentiated Brands Serving Attractive Consumer Segments Beautiful and sensual lingerie, loungewear and beauty. Embracing women with luxuriously soft fabrics, innovative fashion, and an always perfect fit in sizes 32A-44G and XS-XXL  Enviable position that caters to a vastly underserved market focusing on women 35 years and older  New initiatives include swim rolled out to all stores and online after successful test, amongst others  2015 Sales: $332 million (13% of Total Sales)1  272 boutiques across the U.S., Canada and Puerto Rico  19 outlets  31 franchise locations in Mexico

9 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Cutting-Edge Omni-Retail Capabilities Foster Customer Loyalty and Drive Increased Sales 1 Source: Medallia. Net Promoter Score is an index ranging from -100 to 100 that measures the willingness of customers to recommend a company's products or services to others.  Long before most peers, we have been tying purchases directly to specific customer names — Customer information databases — Converted paper customer books to digital (iPad) — Drove incremental appointment sales and Average Dollar Spend (ADS) by expanding associates’ visibility of customers’ category of loyalty  New omni-retail initiatives — Rollout of a new POS system — Introduction of the customer book to allow store associates visibility to past customer behaviors – >90% of 2015 revenues were derived from customers in loyalty programs — iPads provide capability to buy items online and contact customers / groups of customers — Chico’s launched a new website in February 2016; the platform developed for Chico’s is now being leveraged for new WHBM and Soma websites  Chico’s FAS Net Promoter Scores1 are well above the average for the retail sector more broadly — For 2015, Chico’s score of 77, WHBM’s score of 75, and Soma’s score of 75, are all significantly above the retail industry average ¹ of 51

10 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel New CEO Shelley Broader Has Undertaken a Comprehensive Review of Our Business… Chico’s FAS 360 Inside View of Business, Cadence and Timelines Outside View of Business and Corporate Structure Stakeholder View of Business Customer View of Brands Field Associate View of Experience Merchant View of Product  Ms. Broader has undertaken a comprehensive review of the business to provide clear strategic focus and target operating improvements  The review has been multi-faceted and included: — Assessing customer and merchant views of the brands through “shopalongs”, focus groups and meeting with merchants of each brand — One-on-one meetings with Board members and a wide spectrum of stakeholders — Employee questionnaires — Finance deep dive — Review of real estate and supply chain

11 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Evolve the customer experience Strengthen our brands’ positioning Integrate our digital and physical retail environments to have the agility to meet our customers’ expectations as their relationship with digital platforms evolves Leverage the connection we have with our loyal customers, attract new customers, and continue to deliver unparalleled service …and Has Developed Four Clear Focus Areas for Profitable Growth and Value Creation 1 2 3 4 In less than six months, Ms. Broader developed a new plan, recruited new team members to drive execution, and launched multiple initiatives designed to improve the way we operate Leverage actionable retail science Sharpen our financial principles Develop algorithms and models to drive and enable real- time decision-making to improve how we go to market, stock our product, and interact with our customers Drive further savings through leveraging our shared services model, optimizing our expenses, driving a high ROI on marketing spend and facilitating value creation

12 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel M a y 2 6 Announced three new initiatives — Estimated savings of $50 - $70 million Supply chain efficiency ($30 - $40 million in expected annual savings): Better product testing to identify winners, positioning fabric, optimizing our floor-set cadence, and collaborating more actively with vendors Non-merchandise expense reduction ($10 – $20 million in expected annual savings): Instituting formalized and strategic supplier rationalization, negotiations and collaboration Marketing spend optimization (expect $11 million in annual savings, in addition to ~$14 million already announced): Using our rich historical data set to determine the most effective marketing techniques to engage with our customers Initiatives are Accelerating Progress Towards Improved Cost Efficiency… A p r i l 2 5 Announced the realignment of Marketing and Digital Commerce functions Realignment enables us to better support the individual brand’s needs and places these important functions closer to our customers, both of which we believe will help drive traffic Reduces costs and complexity while improving execution Estimated annualized cost savings of ~ $14 million Total announced expected annual savings of $65 – $85 million, representing 2.6% to 3.3% of LTM sales Anticipate $15 million in savings in fiscal 2016 Initiatives expected to be fully implemented during 2017 Making significant progress towards reaching 10% operating margin goal

13 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel …Building on Progress that was Already Underway Recent actions build on cost-cutting and strategic initiatives that the Company had been pursuing before Ms. Broader joined the team, and long before Barington’s proxy contest: Slowing square footage growth, including announcing plans to close 170-175 stores through 2017. These actions are expected to result in $65 million of cost savings, with approximately $20 million achieved to date, and improved store productivity over time Implementing a corporate organizational realignment in 2015 to better align resources with growth opportunities, resulting in a 12% reduction of the Company’s headquarters and field management employee base and an estimated $38 million of annualized savings Reducing capital expenditures in fiscal 2015 by 40% compared to the Company’s prior three-year average Divested Boston Proper, eliminating a 100 basis point drag on operating margins Moderating promotions and focusing on more disciplined inventory management, resulting in a 30 basis point gross margin improvement from fiscal 2014 to fiscal 2015 Actions Underway Before Shelley Broader Joined as Chico’s FAS CEO

14 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Research Analysts Have Responded Positively to Progress Made Since Shelley Broader’s Appointment… “Realignment of Marketing and Digital Commerce Consistent with CEO's Goals: We view Chico's FAS's decision to decentralize its marketing and digital commerce functions favorably.” – BB&T Capital Markets, 3-May-2016 “New CEO beginning to make her mark. New CEO Shelley Broader's decision to decentralize marketing fits in with her key areas of focus; shifting the marketing function to the brand level should strengthen each brand’s position. It will also remove a layer and reduce expenses.” – Citi, 27-April-2016 “CEO Broader taking a closer look at the business processes and costs, with her background at Walmart in particular a key asset as CHS evaluates its bottom line profile in the wake of volatile top line sales. Despite this most recent round of restructuring, we expect that we could hear more on cost cuts in the months to come...” – RBC, 2-June-2016 “We think CHS management is proactively making the right strategic decisions for the financial health of the business as well as shareholder returns.” – Morgan Stanley, 26-May-2016 “We are impressed by the breadth of opportunity to rightsize the cost structure and improve operations, as identified by new CEO Shelley Broader. While comps could take a long time to turn, she is going after what can be controlled and improved, and isn't wasting any time.” – MKM Partners, 26-May-2016 Note: Permission to use quotation neither sought nor obtained.

15 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel …And Have Developed a Positive Outlook for the Company Going Forward “We believe CHS is in the early innings of EBIT expansion to +LDD as it adjusts its cost structure to a new omni-retail environment. We remain buyers of CHS and continue to like its differentiated model, which we believe will allow it to take market share over the next several years and drive operating margin through cost efficiencies.” – FBR&Co, 26-April-2016 “We view CHS as the leader in our coverage group in terms of omni-channel capabilities and forward thinking. We believe the company’s leadership in omni-channel (strive for all-inclusive experience with brand – devices, channels, products, etc.) aligns well with its strategic vision of building strong customer relationships, customer service, and a seamless customer experience. We view its focus on customer service and personalization as a differentiator that is difficult to replicate and a key to long- term margin expansion and profitability.” – FBR&Co, 26-April-2016 “However, longer-term the company is on a path to return to +10%-plus EBIT margins from last year's 6.8% driven first by discipline in inventory management, cost savings and real estate optimization, followed by category extensions, growth in Soma, digital commerce and international expansion.” – Piper Jaffray, 26-May-2016 “New CEO Impressive, Maintain Belief CHS is Best-in-Class. We stand by our belief that CHS is a Best-of-Breed retailer given the strong customer attachment (90%+ of sales come from customers in the loyalty programs) to its brands, its disciplined operating philosophy and its diversified portfolio of distinctive brands.” – Brean Capital, 26-February-2016 Note: Permission to use quotation neither sought nor obtained.

16 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Discussion Agenda I. Chico’s FAS is Successfully Executing on a New Strategy for Profitable Growth and Value Creation II. Chico’s FAS Board has Proactively Taken Action to Enhance Management, Board and Corporate Governance to Drive Value III. Barington’s Misguided Initiatives Would Jeopardize the Company’s Plan to Drive Profitable Growth and Value Creation

17 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel  12+ years of retail experience  Previously EVP of People at Walmart U.S. from 2013 to 2015  Joined Walmart as Assistant General Counsel in 2004  “Kristin has significant experience implementing world-class talent attraction, development and retention programs, in addition to defining roles, responsibilities and structure” — Shelley Broader We Are Strengthening the Management Team as We Execute the New Vision for Chico’s FAS  25+ years of professional experience, including 15+ years in retail  Previously EVP & General Counsel at Dollar General from 2002 to 2013  Prior to Dollar General, served as General Counsel at Zale  “Susan brings a remarkable record helping prominent national retailers successfully navigate complex legal, compliance and regulatory issues. Throughout her career, she has also been a strong partner to Boards and management, advising on strategic planning, business analysis and governance matters” — Shelley Broader Kristin Oliver Chief Human Resources Officer Susan Lanigan EVP & General Counsel  25+ years of retail experience, including 15 years of merchandising experience  Previously Chief Executive Officer and President of Walmart’s EMEA region  Prior to joining Walmart in 2010, Ms. Broader was Chief Operating Officer and President of Michael’s  Before joining Michael’s, Ms. Broader spent seventeen years with the Delhaize Group, where she held a range of leadership roles  "Shelley distinguished herself as our top choice, having the extensive retail industry expertise, leadership skills and appreciation for superior service that we believe will take Chico's FAS and each of our brands into our next phase of growth and value creation“ — David F. Walker Shelley Broader CEO & President

18 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel We Have Demonstrated a Proactive Approach to Corporate Governance and Shareholder Engagement  Engaged, independent Board with expertise that is relevant to our new strategic direction and value creation objectives —A majority independent Board fosters a culture of transparency and accountability  Regular evaluation of skills and experience: with the election of Ms. Brooks and Mr. Simon, four of the nine Board members will be new directors added in the past three years —Fresh perspectives provided by eminently qualified new additions enhance the Board’s ability to both support and challenge management  Board unanimously approved proposal to declassify; entire Board would stand for election at the 2019 annual meeting —Highlights commitment to shareholder-friendly corporate governance standards  Board adopted formal policy limiting directors to serve on four public company Boards in addition to the Chico’s FAS Board —Prioritizes focused and effective leadership at Chico’s FAS  Independent Board leadership with David Walker Independent Chair  Shareholder-friendly governance policies, with four rotations of the Board Chair over the last 10 years Effective Board Leadership and Independent Oversight Governance Aligned with Shareholder Interests  Executive compensation: Aligned with performance and shareholder interests  Active shareholder engagement program — 1,635 analyst and investor meetings with 547 analysts and investors in the last 3 years (average of 545 meetings / 182 investors per year)

19 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Janice Fields Our Board Nominees Have the Skills and Experience Needed to Drive Shareholder Value  Independent director of Chico’s FAS since 2013  Chair of Chico’s FAS Corporate Governance & Nominating Committee  Former President of McDonald’s USA  Board Director of Monsanto since 2008  Unique marketing, consumer brand and supply chain insights; experience managing multi-unit operations essential to executing strategic plan; leading expertise in franchising  Accomplished executive recognized by both Forbes and Fortune for her leadership  35+ years of experience We are enhancing our Board with individuals who have the most relevant skills, expertise and track record to support our success and the execution of our strategic plan Bonnie Brooks Bill Simon  Vice Chairman of Hudson’s Bay Company since 2014  Joined Hudson’s Bay in 2008 as President & CEO  More than 30 years of global executive leadership experience in retail and 14 years in merchandising — Includes leading three major international department store turnarounds, where digital and ecommerce were instrumental in revitalizing sales and profitability — Lead all merchandise divisions of HBC during the turnaround years of 2008 to 2013 — Significant experience in executing M&A and other strategic alternatives  30+ years of retail experience  Former President & CEO of Walmart U.S. from 2010 to 2014  Joined Walmart in 2006 and served as COO from 2007 to 2010  Previously held senior executive positions at Brinker, Diageo and Pepsi  Seasoned executive with extensive supply chain expertise and a proven track record leading large, complex global retailers with best-in-class cost structures and premier consumer brands  22+ years of merchandising and supply chain experience Shelley Broader  CEO & President of Chico’s FAS since Q4 2015  Former CEO & President of Walmart EMEA and former CEO & President of Walmart Canada  15 years of merchandising experience, including Chief Merchandising Officer of Walmart Canada and Vice President of Merchandising at Hannaford Brothers  Led financial and operational turnaround at Kash n’ Karry that included a complete re-branding into Sweetbay Supermarkets  25+ years of retail experience

20 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Discussion Agenda I. Chico’s FAS is Successfully Executing on a New Strategy for Profitable Growth and Value Creation II. Chico’s FAS Board has Proactively Taken Action to Enhance Management, Board and Corporate Governance to Drive Value III. Barington’s Misguided Initiatives Would Jeopardize the Company’s Plan to Drive Profitable Growth and Value Creation

21 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Barington Has Not Suggested Any Meaningful New Proposals; Change Was Already Underway at Chico’s FAS Barington Says… The Reality is… Add 200-300 new Soma stores  Pursuing Barington’s accelerated bricks and mortar strategy would conflict with management’s efforts to drive disciplined store growth, an initiative that shareholders have applauded and that better reflects the way consumers shop today Reduce operating costs  In April and May 2016 (prior to Barington’s involvement), Chico’s FAS announced numerous strategic, operating and financial initiatives which are expected to result in incremental annual cost savings of $65 - $85 million Repurchase more shares  Chico’s FAS has a strong track record of returning capital to shareholders but will exercise discipline in doing so (and in leveraging the balance sheet more broadly) Align pay and performance  Chico’s FAS has a history of closely aligning executive compensation and performance, and has consistently scored better than the majority of Russell 3000 companies on their relative degree of alignment Enhance the Board  In May 2016, after a thorough search led by an experienced search firm, we announced the nomination of two world-class leaders, Bonnie Brooks and Bill Simon, who will bring extensive retail, supply chain and franchising experience, as well as proven leadership skills to our Board 1 2 3 4 Barington’s unsophisticated view of our business puts the execution of our strategic plan – and delivery of real shareholder value – at risk 5 Misguided! Misleading! Underway! Misleading! Already Done!

22 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Barington’s Nominees Lack the Skills and Expertise Needed Today to Support our Progress Barington’s Board Nominees Jim Mitarotonda Janet Grove  Ms. Grove’s executive experience in the U.S. retail industry is five years dated, a significant gap in an industry as dynamic as retail  Any experience and skills she might offer already represented by current directors and/or Ms. Brooks and Mr. Simon  Lacks recent digital and ecommerce expertise, which are essential components of the Company’s strategy and drivers of success in the current retail environment  According to his own proxy materials and website, Mr. Mitarotonda has served on only one apparel retail Board  Any experience and skills he might offer already represented by current directors and/or Ms. Brooks and Mr. Simon  Lacks digital expertise with limited ecommerce experience  Suggested cuts are duplicative of initiatives already underway  Traditional bricks and mortar growth strategy conflicts with the realities of today’s retail industry

23 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel  Chico’s FAS has embarked on a clear path to long-term value creation under the leadership of Shelley Broader  Barington’s actions jeopardize the successful execution of our strategic plan to enhance shareholder value PLEASE VOTE FOR THE SUPERIOR CHICO’S FAS BOARD SLATE ON THE WHITE PROXY CARD TODAY Support Continued Enhancement of Shareholder Value at Your Company

24 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Supplementary Materials

25 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Chico’s FAS Board Search Process and Barington Nominees F e b r u a r y 2 0 1 6 CHS began search process for new independent director candidates M a y 1 1 Received a list of five candidates which Barington suggested for consideration by the Board M a y 1 9 After careful evaluation of all candidates, CHS Board concluded that the addition of Bonnie Brooks and Bill Simon to the Board, together with the continuing service of Ms. Broader and Ms. Fields, represented the right combination of expertise, experience and independence for the Board. CHS received notice from Barington that it intended to nominate three of the five individuals they had previously submitted for the Board’s consideration M a y 2 5 CHS announced the nomination of Ms. Brooks and Mr. Simon, declassification of Board and formal policy limiting directors to service on 4 public company Boards in addition to the CHS Board Barington publicly announced its desire to seek the appointment of two of the three individuals – Jim Mitarotonda and Janet Grove – at the 2016 Annual Meeting A p r i l 1 2 / 2 8 At Barington’s request, CHS held a call to discuss company performance and strategy. Barington followed up with a second call during which Jim Mitarotonda (CEO of Barington) advised of his intent to nominate himself to join the Board 2 0 1 6 A n n u a l M e e t i n g J u l y 2 1 M a y 1 5 / 1 6 CHS Board proceeded to evaluate the prospective candidates suggested by Barington David Walker, Janice Fields and Shelley Broader met with one of the candidates in Orlando, FL M a y 2 0 1 5 CHS retained an executive search firm, Herbert Mines, to assist with identifying qualified candidates for the CEO position as well as to identify up to two potential independent Board nominees for future consideration M i d - M a y 2 0 1 6 In addition, members of the Board requested to hold a teleconference with another one of the five prospective nominees. However, that individual advised that she was withdrawing her name from consideration. Ms. Broader and Mr. Mitarotonda also held four separate phone calls J u n e 3 / 6 CHS issues statement correcting inaccurate assertions from Barington, and subsequently files definitive proxy materials and mails letter to shareholders, urging them to vote FOR each of CHS Director nominees J u n e 2 Barington delivered a letter to the Chair of CHS’ Board, setting forth Barington’s concerns with respect to the Company’s performance and outlining measures Barington believes CHS needs to implement

26 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Additional Corporate Governance Statistics Source: Institutional Shareholder Services, GMI Analyst, Public filings. A Board with extensive retail, operating and public company experience comprised of our directors and nominees would meet the highest standards of shareholder friendly corporate governance  8 / 9 Independent Directors  De-staggering Board, per new proposal, with entire Board up for election in 2019  Average tenure of ~5.3 years, well below the S&P average of ~8.4 years  Formal policy to limit director over-Boarding  4 /9 Female Directors  Independent Chair of the Board